UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH E. EDELMAN
RODERICK WONG, M.D.
SAIID ZARRABIAN
JOHN G. LEMKEY
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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In connection with Penwest Pharmaceutical Co.'s upcoming 2010 annual meeting of shareholders (the "Annual Meeting"), Tang Capital Partners, LP ("Tang Capital") and Perceptive Life Sciences Master Fund Ltd. ("Perceptive") have filed with the Securities and Exchange Commission (the "SEC") a proxy statement (the "Tang Capital and Perceptive Proxy Statement") and related materials for the solicitation of proxies from Penwest shareholders for use at the Annual Meeting. Tang Capital and Perceptive, their director nominees and certain of their affiliates are or may be deemed to be participants in the solicitation of proxies with respect to the Annual Meeting. Information regarding Tang Capital and Perceptive and their nominees and such participants is contained in the Schedule 14A and related materials filed by Tang Capital and Perceptive with the SEC. Penwest shareholders should read the Tang Capital and Perceptive Proxy Statement and related materials filed with the SEC with respect to the Annual Meeting because they contain important information. These materials are available free of charge at the SEC's website at www.sec.gov.

VOTE THE GOLD CARD!!
Vote by Telephone or the Internet: It’s quick, easy and free.
To vote your shares please locate the 12-digit control number on the enclosed GOLD proxy form:
CUSP709754105XXXX-XXXX-XXXX2153CLT#H41TANGCAPITALPARTNERSLP4401EASTGATEMALLSANDDIEGOCA92121-19092153
Then either:
Call toll-free: 800-454-8683
OR
Log on to: www. oxyvote.com to vote your shares.
Your vote is important to us. Vote the GOLD proxy card today.
Thank you for voting.
Telephone or Internet voting authorizes the named proxies to vote your securities in the same manner as if you marked, signed and returned the Vote Instruction Form.